Pricing Supplement No. 60                                       Filing Under
                      ---                                     Rule 424(b)(2)
(To Prospectus Supplement dated June 30, 1995
 including the Prospectus dated May 18, 1995)

Trade Date:   2/24/97                                         Registration
           -------------------                                File No.
                                                              33-59227



       IKON Capital,Inc.(formerly known as Alco Capital Resource, Inc.)
--------------------------------------------------------------------------------

                              Medium Term Notes


CUSIP:   01374QCU0
      ---------------------------------
Principal Amount: $   10,000,000         Floating Rate Notes: N/A
                 ----------------------                      -------------------
Interest Rate (if fixed rate): 6.49%           Interest Rate Basis: N/A
                              ---------                            -------------
Interest Payment Date(s): N/A              -Commercial Paper Rate:
                         --------------                           ----------
  (other than June 15 and December 15)     -Prime Rate:
Regular Record Date(s):   N/A                          ---------------------
                       ----------------    -LIBOR:
  (other than May 31 and November 30)             --------------------------
                                           -Treasury Rate:
Stated Maturity: 2 /27/01                                 ------------------
                -----------------------    -CD Rate:
Specified Currency: US Dollars                      ------------------------
                   --------------------    -Federal Funds Rate:
Applicable Exchange Rate (if any): N/A                         -------------
                                  -----    -Other:
   US Dollar $1.00 = N/A                          --------------------------
                    -------------------
Issue Price (as a percentage of          Index Maturity: N/A
             principal amount): 100%                    ------------------------
                               --------  Spread: N/A
Selling Agent:                                  --------------------------------
  -Lehman Brothers:                      Spread Multiplier: N/A
                   ----------------                        ---------------------
  -Chase Securities, Inc.:   X           Maximum Interest Rate: N/A
                          ---------                            -----------------
  -Goldman, Sachs & Co:                  Minimum Interest Rate: N/A
                       ------------                            -----------------
  -Merrill Lynch & Co:                   Initial Interest Rate: N/A
                      -------------                            -----------------
  -Other:                                  Interest Reset Date(s)
         --------------------------        (if semi-annually or annually):

Selling Agent's Commission (%): .45%       -------------------------------------
                               --------      Third Wednesday of: N/A
Purchasing Agent: N/A                                           ----------------
                 ----------------------        Interest Reset Date (if weekly,
Purchasing Agent's Discount or                 monthly, or quarterly):
   Commission (%): N/A                                                ----------
                  ---------------------  Interest Determination Date(s): N/A
Type of Sale:                                                           --------
        As Agent: X   As Principal:      Calculation Date(s): N/A
                 ----              ----                      -------------------
Net proceeds to the Company: $9,955,000  Calculation Agent: N/A
                            -----------                    ---------------------
Settlement date                          Interest Payment Date(s): N/A
  (original issue date): 2/27/97                                  --------------
                        ---------------     (other than June 15 and December 15)
Redemption Commencement                  Regular Record Date(s): N/A
  Date (if any): N/A                                            ----------------
                -----------------------     (other than May 31 and November 30)
Redemption Period: N/A                   Interest Reset Period: N/A
                  ---------------------                        -----------------
Exchange Rate Agent: N/A
                    -------------------
Original Issue Discount Security:
        Yes:    No: X
            ----   ----

Form:
        Book Entry: X   Certificated
                   ---              ---





Authorized by: /s/ O. Gordon Brewer, Jr.
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